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                                                                  EXHIBIT 3.1.4



                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             RENAL CARE GROUP, INC.

     RENAL CARE GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That on April 16, 1999 the Board of Directors of the Corporation approved a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders and directing that the proposed amendment be submitted to the stockholders of the Corporation for their consideration and approval at the next annual meeting of stockholders. The proposal amended Section 4.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation by deleting such Section 4.1 in its entirety and inserting in lieu thereof the following:

                  "Section 4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Company shall have authority to issue is 100,000,000. The authorized capital stock is divided into 10,000,000 shares of Preferred Stock, $.01 par value per share (the `Preferred Stock'), and 90,000,000 shares of Common Stock, $.01 par value per share (the `Common Stock')."

         SECOND: That thereafter on June 2, 1999, the stockholders of the Corporation approved the proposed amendment at the annual meeting of stockholders.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Renal Care Group, Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 8th day of June, 1999


                              RENAL CARE GROUP, INC.




                              By:    /s/ Douglas B. Chappell
                                 ----------------------------------------------
                              Name:  Douglas B. Chappell
                                    -------------------------------------------
                              Title: Senior Vice President and Secretary
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